Exhibit 99.1

PRESS RELEASE February 13, 2009 FOR IMMEDIATE RELEASE	Contact:	Virginia Dadey 212-541-3707 vdadey@arrowres.com

Arrowhead Receives Notification of Minimum Stockholders’ Equity

Non-Compliance from the Nasdaq Stock Market

PASADENA, Calif.—Arrowhead Research Corporation (NASDAQ: ARWR) announced today that it has received a letter from The Nasdaq Stock Market (NASDAQ) notifying the Company that, based on its Form 10-Q for the period ended December 31, 2008, Nasdaq has determined that Arrowhead’s stockholders’ equity does not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The Nasdaq Global Market. The Nasdaq notification does not affect the listing of Arrowhead’s common stock at this time.

Nasdaq is reviewing Arrowhead’s eligibility for continued listing on The Nasdaq Global Market and has asked the Company to provide a specific plan to achieve and sustain compliance with all Nasdaq listing requirements by February 26, 2009. The Company intends to respond formally to the Nasdaq request for a plan on or before the deadline.

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About Arrowhead Research Corporation

Arrowhead Research Corporation (www.arrowheadresearch.com) (NASDAQ:ARWR) is a nanotechnology company commercializing new technologies in the areas of life sciences, electronics, and energy. Arrowhead is seeking to build value for shareholders through the progress of majority owned subsidiaries. Currently, Arrowhead has four subsidiaries commercializing nanotech products and applications and investments in two minority-owned subsidiaries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. Arrowhead Research Corporation’s Annual Report on Form 10-K and 10-K/A, recent and forthcoming Quarterly Reports on Form 10-Q and 10-Q/A, recent Current Reports on Forms 8-K and 8-K/A, our Registration Statements on Form S-3, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.